Exhibit 10.5

ORDINARY SHARE PURCHASE AGREEMENT

Dated as of November 25, 2024

by and between

TNL MEDIAGENE

and

Tumim Stone Capital LLC

i

ii

Annex I

Definitions

iii

ORDINARY SHARE PURCHASE AGREEMENT

This ORDINARY SHARE PURCHASE AGREEMENT is made and entered into as of November 25, 2024 (this “Agreement”), by and between Tumim Stone Capital LLC, a Delaware limited liability company (the “Investor”), and TNL Mediagene, a company incorporated under the laws of the Cayman Islands (the “Company”).

RECiTALS

WHEREAS, pursuant to an Agreement and Plan of Merger, dated June 6, 2023 (as amended, the “Merger Agreement”), by and among (i) Blue Ocean Acquisition Corp, a Cayman Islands exempted company (“Blue Ocean”), (ii) the Company and (iii) TNLMG, a Cayman Islands exempted company and a wholly owned subsidiary of the Company (the “Merger Sub”), Merger Sub will merge with and into Blue Ocean (such merger, the “Merger”), with Blue Ocean surviving the Merger as a wholly owned subsidiary of the Company;

WHEREAS, prior to the execution of this Agreement, the Company has delivered to the Investor a copy of the fully executed Merger Agreement;

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $30,000,000 in aggregate gross purchase price of newly issued ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”);

WHEREAS, such sales of Ordinary Shares by the Company to the Investor will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Ordinary Shares to the Investor to be made hereunder;

WHEREAS, the parties hereto will be entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register under the Securities Act the resale of the Registrable Securities (as defined in the Registration Rights Agreement) by the Investor, upon the terms and subject to the conditions set forth therein;

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company shall pay to the Investor the Commitment Fee, pursuant to, at such time and in such manner and form(s) as set forth in Section 10.1(ii) of this Agreement; and

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

Article II
PURCHASE AND SALE OF ORDINARY SHARES

Section 2.1. Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to $30,000,000 (the “Total Commitment”) in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares by the delivery to the Investor of VWAP Purchase Notices as provided in Article III.

Section 2.2. Closing Date. This Agreement shall become effective and binding (the “Closing”) upon (a) the delivery of counterpart signature pages of this Agreement executed by each of the parties hereto, and (b) the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in Section 7.1(iv), to Sullivan & Worcester LLP at 9 a.m., New York City time, on the Closing Date. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period, the Company, at its sole option and discretion, may issue and sell to the Investor, and, if the Company elects to so issue and sell, the Investor shall purchase from the Company, the Shares in respect of each VWAP Purchase. The delivery of Shares in respect of each VWAP Purchase, and the payment for such Shares, shall occur in accordance with Section 3.2.

Section 2.3. Initial Public Announcements and Required Filings. The Company shall use its reasonable best efforts to file with the Commission, not later than 9:00 a.m., New York City time, on the Trading Day immediately after the date of this Agreement, a Current Report on Form 6-K disclosing the execution of this Agreement and the Registration Rights Agreement that will be executed by the Company and the Investor and describing the material terms thereof, and attaching as exhibits thereto copies of each of this Agreement and the Registration Rights Agreement and, if applicable, any press release issued by the Company disclosing the execution of this Agreement and the Registration Rights Agreement by the Company (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the Commission and shall give due consideration to all such comments. From and after the filing of the Current Report with the Commission, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement and the Registration Rights Agreement are publicly disclosed by the Company as described in this Section 2.3, the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions contemplated thereby), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). Not later than 15 calendar days following the Closing Date, the Company shall file a Form D with respect to the issuance and sale of the Shares in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing. The Company shall use its commercially reasonable efforts to prepare and, as soon as practicable, but in no event later than the applicable Filing Deadline, file with the Commission the Initial Registration Statement and any New Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. At or before 8:30 a.m. (New York City time) on the Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with resales of the Registrable Securities by the Investor pursuant to such Registration Statement (or post-effective amendment thereto).

Article III
 PURCHASE TERMS

Subject to the satisfaction of the conditions set forth in Article VII, the parties hereto agree as follows:

Section 3.1. VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3 and in this Section 3.1, the Company shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a VWAP Purchase Notice on a VWAP Purchase Exercise Date to purchase the VWAP Purchase Share Amount set forth by the Company therein, not to exceed the applicable VWAP Purchase Maximum Amount, at the VWAP Purchase Price therefor (as confirmed in the applicable VWAP Purchase Confirmation) in accordance with this Agreement (each such purchase, a “VWAP Purchase”). The Company may deliver a VWAP Purchase Notice to the Investor on any Trading Day selected by the Company as the VWAP Purchase Exercise Date for a VWAP Purchase, provided that (i) the Company may not deliver more than one VWAP Purchase Notice to the Investor on any single Trading Day, (ii) at least three (3) Trading Days has elapsed since the Trading Day on which most recent prior VWAP Purchase Notice was delivered by the Company to the Investor pursuant to and in accordance with this Agreement, and at least three (3) Trading Days have elapsed since the most recent Trading Day on which Ordinary Shares were issued pursuant to any outstanding Senior Convertible Note, by and between the Company and 3i, LP (the “3i Note”), issued pursuant to that certain Securities Purchase Agreement by and between the Company and 3i, LP, dated of even date hereof, (iii) the Closing Sale Price of the Ordinary Shares on such VWAP Purchase Exercise Date is not less than the Threshold Price, and (iv) all Shares subject to all prior VWAP Purchase Notices for VWAP Purchases that have been properly delivered by the Company to the Investor under this Agreement (as applicable) have theretofore been received by the Investor or its Broker-Dealer as DWAC Shares, prior to the Company’s delivery of such VWAP Purchase Notice to the Investor on such VWAP Purchase Exercise Date. The Investor is obligated to accept each VWAP Purchase Notice prepared and timely delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any VWAP Purchase Notice directing the Investor to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount that the Company is then permitted to include in such VWAP Purchase Notice, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount pursuant to such VWAP Purchase Notice. At or prior to 9:30 a.m., New York City time, on the Trading Day immediately following the VWAP Purchase Valuation Period for each VWAP Purchase (each, a “VWAP Purchase Settlement Date”), the Investor shall provide to the Company a written confirmation for such VWAP Purchase setting forth the applicable VWAP Purchase Share Amount and the applicable VWAP Purchase Price (both on a per Share basis and the total aggregate VWAP Purchase Price to be paid by the Investor for such applicable VWAP Purchase Share Amount) with respect to such VWAP Purchase (each, a “VWAP Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any VWAP Purchase Notices to the Investor during the PEA Period or during any Allowable Grace Period.

Section 3.2. Settlement. The Shares constituting the applicable VWAP Purchase Share Amount to be purchased by the Investor in a VWAP Purchase shall be delivered to the Investor as DWAC Shares not later than 1:00 p.m., New York City time, on the VWAP Purchase Settlement Date. For each VWAP Purchase, the Investor shall pay to the Company an amount in cash equal to the product of (i) the total number of Shares purchased by the Investor in such VWAP Purchase (as confirmed in the applicable VWAP Purchase Confirmation) and (ii) the VWAP Purchase Price for such Shares (as confirmed in the applicable VWAP Purchase Confirmation), as full payment for such Shares, via wire transfer of immediately available funds not later than 5:00 p.m., New York City time, on the VWAP Purchase Settlement Date for such VWAP Purchase, provided the Investor shall have timely received, as DWAC Shares, all of such Shares purchased by the Investor in such VWAP Purchase on such VWAP Purchase Settlement Date in accordance with the first sentence of this Section 3.2, it being hereby acknowledged and agreed that if any of such Shares are received by the Investor after 1:00 p.m., New York City time, on the applicable VWAP Purchase Settlement Date, then the Company’s receipt of the funds representing the VWAP Purchase Price for such Shares in its designated bank account shall occur on the Trading Day next following the Trading Day on which the Investor shall have received all of such Shares as DWAC Shares. If the Company or its transfer agent shall fail for any reason, other than a failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions, to electronically transfer any Shares as DWAC Shares in respect of a VWAP Purchase within two (2) Trading Days following the receipt by the Company of the applicable purchase price therefor in compliance with this Section 3.2, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Company in respect of such VWAP Purchase, then the Company shall, within two (2) Trading Days after the Investor’s request, either (1) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares to be purchased by the Investor in connection with such VWAP Purchase. The Company shall not issue any fraction of an Ordinary Share upon any VWAP Purchase. If the issuance would result in the issuance of a fraction of an Ordinary Share, the Company shall round such fraction of an Ordinary Share up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Trading Day, the same shall instead be due on the next succeeding day that is a Trading Day.

Section 3.3. Compliance with Rules of Trading Market.

(a)    [Reserved].

(b)    [Reserved].

(c)    General. The Company shall not issue or sell any Ordinary Shares pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules of the Trading Market (or, if the Ordinary Shares are listed on an Eligible Market, a breach of the rules of such Eligible Market). The provisions of this Section 3.3 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3 only if necessary to ensure compliance with the Securities Act and the applicable Trading Market rules) or, if the Ordinary Shares are then listed on an Eligible Market, to ensure compliance with the applicable rules of such Eligible Market.

Section 3.4. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any Ordinary Shares under this Agreement which, when aggregated with all other Ordinary Shares then beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding Ordinary Shares (the “Beneficial Ownership Limitation”); provided, that, the Investor may, in its sole discretion upon not less than 61 days’ prior written notice to the Company, elect to increase the Beneficial Ownership Limitation to permit the Investor to beneficially own up to 9.99% of the outstanding Ordinary Shares. Upon the written request of the Investor, the Company shall promptly (but not later than the next business day on which the Company’s transfer agent is open for business) confirm orally or in writing to the Investor the number of Ordinary Shares then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 3.4 and the application of this Section 3.4. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. The provisions of this Section 3.4 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 to the extent necessary to properly give effect to the limitations contained in this Section 3.4.

Article IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.1. Organization and Standing of the Investor. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2. Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Shares in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, its Board of Directors or its members is required. This Agreement has been and, upon its execution, the Registration Rights Agreement will be duly executed and delivered by the Investor and constitutes or, in the case of the Registration Rights Agreement, will constitute a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any applicable federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Shares in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

Section 4.4. Investment Purpose. The Investor is acquiring the Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a registration statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares.

Section 4.5. Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6. Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

Section 4.7. Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Shares. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Shares. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

Section 4.9. No General Solicitation. The Investor is not purchasing or acquiring the Shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

Section 4.10. Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. As of the Closing Date, the Investor did not beneficially own any Ordinary Shares or securities exercisable for or convertible into Ordinary Shares, and during the Restricted Period, Investor will not acquire beneficial ownership of any shares of the Company’s capital stock (including Ordinary Shares or securities exercisable for or convertible into Ordinary Shares) other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, Ordinary Shares necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Company in connection with the settlement of a VWAP Purchase, if the Company or its transfer agent shall have failed for any reason (other than a failure of Investor or its Broker-Dealer to set up a DWAC and required instructions) to timely electronically transfer all of the Shares subject to such VWAP Purchase to the Investor on the applicable VWAP Purchase Settlement Date by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 3.2 of this Agreement.

Section 4.11. No Prior Short Sales. At no time prior to the date of this Agreement has any of the Investor, its agents, representatives or Affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or (ii) hedging transaction, which establishes a net short position with respect to the Ordinary Shares.

Section 4.12. Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” with respect to Registrable Securities in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.13. Resales of Shares. The Investor represents, warrants and covenants that it will resell Shares purchased or acquired by the Investor from the Company pursuant to this Agreement only pursuant to the Registration Statement in which the resale of such Shares is registered under the Securities Act and the Prospectus contained therein, in a manner described under the caption “Plan of Distribution” in such Registration Statement and Prospectus, and in a manner in compliance with all applicable U.S. federal and applicable state securities laws, rules and regulations.

Article V
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 5.1. Organization, Good Standing and Power. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 5.2. Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Shares in accordance with the terms hereof and thereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any VWAP Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.3. Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. All of the outstanding Ordinary Shares have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in Section 5.3 of the Disclosure Schedule, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in Section 5.3 of the Disclosure Schedule, no Ordinary Shares are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in Section 5.3 of the Disclosure Schedule, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in Section 5.3 of the Disclosure Schedule, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has filed with the Commission true and correct copies of the Company’s Amended and Restated Memorandum of Association, as in effect on the Closing Date (the “Charter”).

Section 5.4. Issuance of Shares. The Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a particular VWAP Purchase Notice, will be, prior to the delivery to the Investor hereunder of such VWAP Purchase Notice, duly authorized by all necessary corporate action on the part of the Company. If the Company has elected to pay the Commitment Fee by issuing the Commitment Shares pursuant to this Agreement, the Commitment Shares have been duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares (as applicable), when issued to the Investor in accordance with this Agreement, and the Shares, when issued and sold against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Ordinary Shares. An aggregate of 6,000,000 Ordinary Shares have been duly authorized and initially reserved by the Company for issuance and sale to the Investor as Shares pursuant to VWAP Purchases under this Agreement. If at any time the number of Ordinary Shares reserved for issuance pursuant to this Agreement is not sufficient for the issuance of Shares to the Investor pursuant to one or more VWAP Purchases that may be effected under this Agreement, the Company will duly authorize by all necessary corporate action on the part of the Company the reservation of such additional number of Ordinary Shares that may be issued as Shares to the Investor pursuant to VWAP Purchases.

Section 5.5. No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Charter, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market or applicable Eligible Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency (including, without limitation, the Trading Market) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Shares to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 5.6. Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountant.

(a) The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the Commission Documents filed with or furnished to the Commission prior to the Closing Date. No Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing), each Commission Document filed with or furnished to the Commission prior to the Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. Each Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission and on each VWAP Purchase Exercise Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date and on each VWAP Purchase Exercise Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each Commission Document (other than the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission after the Closing Date and incorporated by reference in the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the Commission relating to the Commission Documents filed with or furnished to the Commission as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b) The financial statements of the Company included or incorporated by reference in the Commission Documents, together with the related notes and schedules, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with the International Financial Reporting Standards (“IFRS”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The pro forma financial statements or data included or incorporated by reference in the Commission Documents, if any, comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data with respect to the Company contained or incorporated by reference in the Commission Documents, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required. All disclosures contained or incorporated by reference in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(c) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Once the Company becomes a reporting entity under the Exchange Act, the Company’s certifying officers will evaluate the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). Once the Company becomes a reporting entity under the Exchange Act, the Company will confirm that it has presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and the Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and the Subsidiaries.

(d) Pricewaterhouse Coopers, Taiwan (the “Accountant”), whose report on the financial statements of the Company is to be filed with the Commission as part of the Initial Registration Statement or incorporated by reference therein, are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s Knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(e) There is no failure on the part of the Company or, to the Knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith that are applicable to the Company or its directors or officers in their capacities as directors or officers of the Company.

Section 5.7. Subsidiaries. All Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

Section 5.8. No Material Adverse Effect or Material Adverse Change. Except as set forth in Section 5.8 of the Disclosure Schedule, since the end of the Company’s most recent audited fiscal year: (i) the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect; (ii) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Commission Documents; (iii) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iv) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (v) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company.

Section 5.9. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since December 31, 2023 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.10. No Material Defaults on Indebtedness. Except as set forth in Section 5.10 of the Disclosure Schedule, there has been no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries.

Section 5.11. Solvency. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy Law. The Company is financially solvent and is generally able to pay its debts as they become due.

Section 5.12. Title to Real and Personal Property. The Company or one of its Subsidiaries has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Commission Documents as being owned by the Company or its Subsidiaries that are material to the business of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and claims, except those that would reasonably be expected to not, individually or in the aggregate, have a Material Adverse Effect. Any real property described in the Commission Documents as being leased by the Company or one of its Subsidiaries is held by the Company or one of its Subsidiaries under valid, existing and enforceable leases, except those that would not be reasonably be expected, individually or in the aggregate, have a Material Adverse Effect.

Section 5.13. Litigation. Except as set forth in Section 5.13 of the Disclosure Schedule, there is no Proceeding pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries that, if adversely decided or resolved, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 5.13 of the Disclosure Schedule, neither the Company, its Subsidiaries, nor any director or officer of the Company or any of its Subsidiaries, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as set forth in Section 5.13 of the Disclosure Schedule, there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, any of its Subsidiaries, or any current or former director or officer of the Company or any of its Subsidiaries.

Section 5.14. Compliance With Laws. Except as set forth in Section 5.14 of the Disclosure Schedule, the business of the Company and its Subsidiaries has been and is presently being conducted in compliance with all applicable Laws, except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in Section 5.14 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of any Order applicable to the Company or any of its Subsidiaries, except in all cases for any such violations which could not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.15. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.15 incurred by the Company that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 5.16. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares under the Registration Statement. All disclosure provided to Investor regarding the Company, its business and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) furnished in writing by or on behalf of the Company for purposes of or in connection with the Transaction Documents, taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time. Each press release issued by the Company during the 12 months preceding the Closing Date did not at the time of release (or, if amended or superseded by a later dated press release issued by the Company prior to the Closing Date or by a later dated Commission Document filed with or furnished to the Commission by the Company prior to the Closing Date, at the time of issuance of such later dated press release or filing or furnishing of such Commission Document, as applicable) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 5.17. Material Permits. Except as set forth in Section 5.17 of the Disclosure Schedule, the Company and its Subsidiaries have all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except for such Permits that are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole (the “Material Permits”). Except as set forth in Section 5.17 of the Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Material Permit is in full force and effect in accordance with its terms, (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company and (iii) there are, and have been, no Proceedings pending or, to the Company’s Knowledge, threatened relating to the suspension, revocation or material and adverse modification of any of such Material Permit.

Section 5.18. Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 promulgated under the Securities Act.

Section 5.19. Intellectual Property Rights. Except as set forth in Section 5.19 of the Disclosure Schedule, the Company and its Subsidiaries have, or have rights to use, the patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights it believes are necessary or required for use in connection with or development of the product of their respective businesses as described in the Commission Documents and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). To the knowledge of the Company, the product of the Company as described in the Commission Documents is not now infringing, any valid claim of any issued patents, copyrights or trademarks of others. Except as set forth in Section 5.19 of the Disclosure Schedule, the Company has not conducted a “freedom to operate” study. Except as set forth in Section 5.19 of the Disclosure Schedule, neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 5.19 of the Disclosure Schedule, neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Commission Documents, a written notice of a claim or otherwise has any knowledge that the Company’s products or planned products as described in the Commission Documents violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. Except as set forth in Section 5.19 of the Disclosure Schedule, to the knowledge of the Company, all of the Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Except as set forth in Section 5.19 of the Disclosure Schedule, the Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.20. Material Contracts. Except as set forth in Section 5.19 of the Disclosure Schedule, the descriptions in the Commission Documents of the material Contracts therein described present fairly in all material respects the information required to be shown, and there are no material Contracts of a character required to be described in the Commission Documents or to be filed as exhibits thereto which are not described or filed as required; all material Contracts between the Company and third parties expressly referenced in the Commission Documents are legal, valid and binding obligations of the Company and, to the Knowledge of the Company, each other contracting party thereto, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and except where the failure of any such Contract to be enforceable in accordance with its terms would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.21. Transactions With Affiliates. Except as set forth in Section 5.21 of the Disclosure Schedule, none of the Company’s stockholders, the officers or directors of any stockholder of the Company, or any family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

Section 5.22. [Reserved].

Section 5.23. Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement.

Section 5.24. Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement the Company will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.25. Tax Matters. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject as and when due subject to any applicable extensions, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, whether or not shown or determined to be due on such returns, reports and declarations, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company has no Knowledge of any basis for any such claim.

Section 5.26. Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company and its Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 5.27. Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Shares by the Company to the Investor in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D; provided, however, that at the request of and with the express agreement of the Investor (including, without limitation, the representations, warranties and covenants of Investor set forth in Sections 4.10 through 4.13), the Shares to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares and will not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor will any such securities be subject to stop transfer instructions.

Section 5.29. No General Solicitation or Advertising. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

Section 5.30. No Integrated Offering. None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Shares to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market. None of the Company, its Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Shares under the Securities Act or cause the offering of any of the Shares to be integrated with any other offering of securities of the Company.

Section 5.31. Dilutive Effect. The Company is aware and acknowledges that issuance of the Ordinary Shares pursuant to this Agreement could cause dilution to existing stockholders and could significantly increase the number of outstanding Ordinary Shares. The Company further acknowledges that its obligation to issue the Commitment Shares, if the Company has elected to pay the Commitment Fee by issuing the Commitment Shares pursuant to this Agreement, and to issue the Shares pursuant to the terms of a VWAP Purchase Notice in accordance with this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.32. Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 5.33. Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder, including, without limitation, the applicable requirements of the Securities Act. The Company shall use its reasonable best efforts to cause each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities included therein by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not currently, and has never been, an issuer identified in, or subject to, Rule 144(i)(1).

Section 5.34. Listing and Maintenance Requirements; DTC Eligibility. The Company shall use its commercially reasonable efforts to promptly secure the listing of all of the Ordinary Shares to be issued to the Buyers hereunder on the Trading Market (subject to official notice of issuance) and shall use commercially reasonable efforts to maintain, so long as any Ordinary Share shall be so listed, such listing of all such Ordinary Shares from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Ordinary Shares on the Trading Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Trading Market. The Company shall not take any action that would reasonably be expected to result in the delisting or suspension of the Ordinary Shares on the Trading Market. The Company shall use its commercially reasonable efforts to ensure that the Ordinary Shares are eligible for participation in The Depository Trust Company (“DTC”) book entry system and can be transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system.

Section 5.35. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the applicable laws of the jurisdiction of incorporation of the Company, as amended, that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Shares and the Investor’s ownership of the Shares.

Section 5.36. Passive Foreign Investment Company. The Company shall use reasonable best efforts to avoid classification as a passive foreign investment company within the meaning of Section 1297 of the Code for any year.

Section 5.37. [Reserved].

Section 5.38. [Reserved].

Section 5.39. [Reserved].

Section 5.40. [Reserved].

Section 5.41. Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable data privacy and security Laws of the applicable jurisdictions (collectively, “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with its policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of personal data and confidential data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any of its Policies have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (a) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and the Company has no Knowledge of any event or condition that would reasonably be expected to result in any such notice; (b) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (c) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

Section 5.42. [Reserved].

Section 5.43. Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Commission Documents will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

Section 5.44. Emerging Growth Company Status. As of the Closing Date, the Company was, and as of the Commencement Date the Company will be, an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012.

Section 5.45. Smaller Reporting Company Status. As of the Closing Date, the Company was, and as of the Commencement Date the Company will be, a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act.

Section 5.46. No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 5.47. Acknowledgement Regarding Investor’s Acquisition of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the Registration Rights Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Shares. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

Article VI
 ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period (and with respect to the Company, for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 6.1. Securities Compliance. The Company shall notify the Commission and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Shares to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 6.2. Reservation of Ordinary Shares. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued Ordinary Shares to enable the Company to timely effect (i) the issuance and delivery of all Commitment Shares to be issued and delivered to the Investor under Section 10.1(ii) hereof (if any) within the time period specified in Section 10.1(ii) hereof and (ii) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each VWAP Purchase effected under this Agreement, at least prior to the delivery by the Company to the Investor of the applicable VWAP Purchase Notice in connection with such VWAP Purchase. Without limiting the generality of the foregoing, as of the date of this Agreement the Company has reserved, and as of the Commencement Date shall have continued to reserve, out of its authorized and unissued Ordinary Shares, 6,000,000 Ordinary Shares solely for the purpose of issuing the Shares in connection with each VWAP Purchase solely for the purpose of issuing Shares pursuant to one or more VWAP Purchases that may be effected by the Company, in its sole discretion, from time to time from and after the Commencement Date under this Agreement. The number of Ordinary Shares so reserved for the purpose of effecting issuances of Shares pursuant to VWAP Purchases under this Agreement may be increased from time to time by the Company from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued, sold and delivered to the Investor pursuant to any VWAP Purchase effected from and after the Commencement Date pursuant to this Agreement.

Section 6.3. Registration and Listing. The Company shall use its reasonable best efforts to cause the Ordinary Shares to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its reasonable best efforts to continue the listing and trading of its Ordinary Shares and the listing of the Shares purchased or acquired by the Investor hereunder on the Trading Market (or another Eligible Market) and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Trading Market (or other Eligible Market, as applicable). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Ordinary Shares on the Trading Market (or other Eligible Market, as applicable). If the Company receives any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Trading Market (or other Eligible Market, as applicable) shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its reasonable best efforts to cause the Ordinary Shares to be listed or quoted on another Eligible Market.

Section 6.4. Compliance with Laws.

(i) During the Investment Period, the Company shall comply with applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Trading Market or Eligible Market, in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Shares under the Registration Statement in any material respect.

(ii) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Shares, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws, in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

Section 6.5. Keeping of Records and Books of Account; Due Diligence.

(i) The Investor and the Company shall each maintain records showing the remaining Total Commitment and the date and VWAP Purchase Share Amount for each VWAP Purchase.

(ii) Subject to the requirements of Section 6.12, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence; provided, however, that after the Closing Date, the Investor’s continued due diligence shall not be a condition precedent to the Commencement or to the Investor’s obligation to accept each VWAP Purchase Notice timely delivered by the Company to the Investor in accordance with this Agreement.

Section 6.6. No Frustration; No Variable Rate Transactions.

(i) No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to (i) deliver the Commitment Shares to the Investor in timely manner pursuant to this Agreement and (ii) deliver the Shares to the Investor in respect of a VWAP Purchase not later than the applicable VWAP Purchase Settlement Date for such VWAP Purchase in accordance with Section 3.2. For the avoidance of doubt, nothing in this Section 6.6(i) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

(ii)   No Variable Rate Transactions. From and after the date of this Agreement until the first day of the month next following the 24-month anniversary of the Closing Date, irrespective of any earlier termination of this Agreement, none of the Company or any of its Subsidiaries shall effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Section 6.7. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 6.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

Section 6.8. Fundamental Transaction. If a VWAP Purchase Notice has been timely and properly delivered to the Investor for a VWAP Purchase under this Agreement, but the payment for, against issuance and delivery as DWAC Shares to the Investor of, all of the Shares constituting the full VWAP Purchase Share Amount purchased by the Investor in such VWAP Purchase has not been fully settled in accordance with this Agreement, including, without limitation, Section 3.2 of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of three (3) Trading Days following the later of (i) the VWAP Purchase Settlement Date for the VWAP Purchase to which such VWAP Purchase Notice relates and (ii) such later Trading Day on which the payment for, against issuance and delivery as DWAC Shares to the Investor of, all of such Shares constituting the entire VWAP Purchase Share Amount purchased by the Investor in such VWAP Purchase shall have been fully settled in accordance with this Agreement, including, without limitation, Section 3.2 of this Agreement.

Section 6.9. Selling Restrictions. The Investor covenants and agrees that commencing upon the execution of this Agreement on the Closing Date and ending on the date of any termination of this Agreement pursuant to Section 8.1 or Section 8.2 (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in or effect any Short Sales of Ordinary Shares or (ii) execute any stock pledge, forward sales contract, option, put, call, swap or similar hedging arrangement (including on a total return basis), which establishes a net short position with respect to the Ordinary Shares.  In addition to the foregoing, in connection with any resale of Shares by the Investor, each of the Restricted Persons shall comply in all respects with all applicable requirements of the Securities Act and the Exchange Act, including, without limitation, Regulation SHO, and all orders of any regulatory authority applicable to any Restricted Person.

Section 6.10. Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Initial Registration Statement and each New Registration Statement filed with the Commission under the Securities Act for the applicable Registration Period (as defined in the Registration Rights Agreement) pursuant to and in accordance with the Registration Rights Agreement.

Section 6.11. Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Shares for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.11, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 6.12. Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

Section 6.13. Broker-Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Shares that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which shall be unaffiliated with the Investor and not then currently engaged or used by the Company, and shall be a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and its transfer agent with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions.

Section 6.14. Disclosure Schedule.

(i) The Company may, from time to time, update the Disclosure Schedule as may be required to satisfy the conditions set forth in Section 7.2(i) and Section 7.3(i) (to the extent such condition set forth in Section 7.3(i) relates to the condition in Section 7.2(i) as of a specific VWAP Purchase Condition Satisfaction Time). For purposes of this Section 6.14, any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 6.14 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(ii) Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 6.15. Delivery of Compliance Certificates, Bring-Down Opinion/Negative Assurance Letters Upon Occurrence of Certain Events. Within five (5) Trading Days immediately following: (i) each date on which the Company files with the Commission (A) an annual report on Form 20-F under the Exchange Act, (B) a Form 20-F/A containing amended (or restated) material financial information or a material amendment to a previously filed annual report on Form 20-F, or (C) a current report on Form 6-K containing amended (or restated) material financial information (other than information “furnished” on Form 6-K or to provide disclosure on Form 6-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and (ii) the Effective Date of (A) each post-effective amendment to the Initial Registration Statement, (B) each New Registration Statement and (C) each post-effective amendment to each New Registration Statement (each such time in clauses (i) and (ii), a “Representation Date”), the Company shall (I) deliver to the Investor a Compliance Certificate, dated the date of delivery to the Investor, and (II) cause to be furnished to the Investor the opinions and negative assurance letter from outside counsel to the Company, dated the date of delivery to the Investor, substantially in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement, modified, as necessary, to relate to a New Registration Statement or a post-effective amendment to the Initial Registration Statement or a New Registration Statement, and the Prospectus contained in a Registration Statement or post-effective amendment as then amended or supplemented by any Prospectus Supplement thereto as of the date of such letter, as applicable (each, a “Bring-Down Opinion/Negative Assurance Letter”). The Company hereby acknowledges and agrees that if the Company has not timely provided the Investor with the documents identified in clauses (I) and (II) of the first sentence of this Section 6.15 following a Representation Date pursuant to this Section 6.15, the Company shall not deliver any VWAP Purchase Notices to the Investor during the period beginning on the Representation Date with respect to which such documents have not been provided to the Investor, and ending on the Trading Day on which the Investor has received each of the documents identified in clauses (I) and (II) of the first sentence of this Section 6.15, each such document dated the date on which the Investor has received all such documents.

Section 6.16. [Reserved].

Article VII

CONDITIONS TO CLOSING, COMMENCEMENT AND VWAP PURCHASES

Section 7.1. Conditions Precedent to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 7.1 on the Closing Date.

(i) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii)  Payment of Investor Expense Reimbursement; Payment of Commitment Fee. On or prior to the Closing Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor on or prior to the date hereof, the Investor Expense Reimbursement in accordance with Section 10.1(i), all of which Investor Expense Reimbursement shall be fully earned and non-refundable as of the Closing Date, regardless of whether the Commencement shall occur, any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. On or prior to the Closing Date, the Company shall have provided written notice to the Investor that the Company has elected to pay the entire Commitment Fee to the Investor either in cash or by the issuance of the Commitment Shares to the Investor pursuant to and in accordance with Section 10.1(ii) of this Agreement. If the Company shall have elected on the Closing Date to pay the entire Commitment Fee to the Investor in cash, the Company shall cause the entire Commitment Fee to be paid to the Investor in cash not later than the first (1st) Trading Day immediately after the Closing Date by wire transfer of immediately available funds to an account designated by the Investor on or prior to the Closing Date. If the Company shall have elected on the Closing Date to pay the entire Commitment Fee to the Investor by the issuance of the Commitment Shares, the Company shall cause the Commitment Shares to be issued to the Investor at such time and in such manner as set forth in Section 10.1(ii) of this Agreement. For the avoidance of doubt, the entire Commitment Fee shall be fully earned as of the Closing Date, regardless of whether the Commencement shall occur, any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement.

(iv)  Closing Deliverables. At the Closing, counterpart signature pages of this Agreement executed by each of the parties hereto shall be delivered as provided in Section 2.2. Simultaneously with the execution and delivery of this Agreement, the Investor’s counsel shall have received (a) the opinions of outside counsel to the Company, dated the Closing Date, substantially in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement, (b) if the Company shall have elected to pay the entire Commitment Fee to the Investor in cash, a copy of the wire instructions executed by the Company directing payment of the entire Commitment Fee in cash not later than the first (1st) Trading Day immediately after the Closing Date by wire transfer of immediately available funds to an account designated by the Investor on or prior to the Closing Date, and (c) the closing certificate from the Company, dated the Closing Date, in the form of Exhibit B hereto.

(v) Consummation of the Merger. The Merger shall have been consummated prior to the end of the business combination period set forth in the certificate of incorporation of Blue Ocean.

(vi)  Listing and Maintenance Requirements. The Ordinary Shares shall have been registered pursuant to Section 12(b) of the Exchange Act and the Company is in compliance with all listing or maintenance requirements of the Trading Market (or of such Eligible Market, as applicable). The Company shall not have received any notification that the Commission is contemplating terminating the registration of the Ordinary Shares.

Section 7.2. Conditions Precedent to Commencement. The right of the Company to commence delivering VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept VWAP Purchase Notices delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at Commencement, of each of the conditions set forth in this Section 7.2.

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit C (the “Compliance Certificate”).

(iii)  Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the Commission, and the Investor shall be permitted to utilize the Prospectus therein to resell (i) all of the Commitment Shares (as applicable) and (ii) all of the Shares included in such Prospectus.

(iv)  No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state Governmental Authority for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state Governmental Authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any other law. The Company shall have no Knowledge of any event that would reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(v) Other Commission Filings. The Current Report and the Form D shall have been filed with the Commission as required pursuant to Section 2.3. The final Prospectus included in the Initial Registration Statement shall have been filed with the Commission prior to Commencement in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to Commencement shall have been filed with the Commission.

(vi) No Suspension of Trading in or Notice of Delisting of Ordinary Shares. Trading in the Ordinary Shares shall not have been suspended by the Commission, the Trading Market or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Ordinary Shares are listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares are being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(vii) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Shares by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(viii)  No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or Governmental Authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(ix)  No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or Governmental Authority shall have been commenced, and no inquiry or investigation by any Governmental Authority shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(x)  Listing of Shares. All of the Shares that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market (or on an Eligible Market) as of the Commencement Date, subject only to notice of issuance.

(xi)  No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xii)   No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (a) commenced a voluntary case, (b) consented to the entry of an order for relief against it in an involuntary case, (c) consented to the appointment of a Custodian of the Company or for all or substantially all of its property, or (d) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (I) is for relief against the Company in an involuntary case, (II) appoints a Custodian of the Company or for all or substantially all of its property, or (III) orders the liquidation of the Company or any of its Subsidiaries.

(xiii)  Commitment Shares Issued as DWAC Shares. If the Company shall have paid the Commitment Fee to the Investor by the issuance of the Commitment Shares pursuant to Section 10.1(ii), the Company shall have caused the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC as DWAC Shares such number of shares of Common Stock equal to the number of Commitment Shares issued to the Investor pursuant to Section 10.1(ii), in accordance with Section 10.1(iv).

(xiv) Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to and acknowledged in writing by the Company’s transfer agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Company’s transfer agent, in each case directing the Company’s transfer agent to issue to the Investor or its designated Broker-Dealer all of the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement.

(xv) Reservation of Shares. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Ordinary Shares, 6,000,000 Ordinary Shares solely for the purpose of issuing Shares pursuant to VWAP Purchases that may be effected by the Company, in its sole discretion, from and after the Commencement Date under this Agreement.

(xvi) Opinions and Negative Assurances of Company Counsel and other Commencement Deliverables. On the Commencement Date, the Investor shall have received the opinions and negative assurances from outside counsel to the Company, dated the Commencement Date, substantially in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement. Prior to the Commencement Date and as of the date of the issuance of the 3i Note, the Registration Rights Agreement shall have been executed by both parties hereto and delivered to the Investor.

Section 7.3. Conditions Precedent to Purchases after Commencement Date. The right of the Company to deliver a VWAP Purchase Notice under this Agreement after the Commencement Date, and the obligation of the Investor to accept a VWAP Purchase Notice delivered to the Investor by the Company under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 7.3 at the applicable VWAP Purchase Condition Satisfaction Time for the VWAP Purchase to be effected by such VWAP Purchase Notice.

(i) Satisfaction of Certain Prior Conditions. Each of the conditions set forth in subsections (i), (ii), and (vii) through (xiii) set forth in Section 7.2 shall be satisfied at each VWAP Purchase Condition Satisfaction Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i) and (ii) of Section 7.2 replaced with “applicable VWAP Purchase Condition Satisfaction Time”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 6.15 and Section 7.3(x).

(ii)   Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Company with the Commission after the Commencement Date and prior to the applicable VWAP Purchase Condition Satisfaction Time pursuant to the Registration Rights Agreement, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period (as defined in the Registration Rights Agreement), and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Commitment Shares (as applicable), (b) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices delivered by the Company to the Investor prior to the delivery of the applicable VWAP Purchase Notice on the applicable VWAP Purchase Exercise Date, and (c) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice delivered by the Company to the Investor for a VWAP Purchase in accordance with this Agreement.

(iii)  Any Required New Registration Statement Effective. Any New Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Condition Satisfaction Time, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Commitment Shares (if any) included in such New Registration Statement, and any post-effective amendment thereto, (b) all of the Shares included in such New Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices delivered by the Company to the Investor prior to the delivery of the applicable VWAP Purchase Notice on the applicable VWAP Purchase Exercise Date, and (c) all of the Shares included in such New Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice delivered by the Company to the Investor for a VWAP Purchase in accordance with this Agreement.

(iv)  Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall have delivered or caused to be delivered to its transfer agent (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Company’s transfer agent and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

(v)  No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state Governmental Authority for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state Governmental Authority of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase to be effected hereunder). The Company shall have no Knowledge of any event that would reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(vi)  Other Commission Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Condition Satisfaction Time shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Condition Satisfaction Time shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable VWAP Purchase Condition Satisfaction Time shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(vii)   No Suspension of Trading in or Notice of Delisting of Ordinary Shares. Trading in the Ordinary Shares shall not have been suspended by the Commission, the Trading Market or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable VWAP Purchase Condition Satisfaction Time), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Ordinary Shares on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Ordinary Shares are listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares are being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(viii)  Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall not (a) exceed the applicable VWAP Purchase Maximum Amount, or (b) cause the Total Commitment or the Beneficial Ownership Limitation to be exceeded.

(ix)  Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall have been duly authorized by all necessary corporate action of the Company. The Company shall have delivered to the Investor (or its designated Broker-Dealer), and the Investor (or its designated Broker-Dealer) shall have received, all Shares relating to all prior VWAP Purchase Notices as DWAC Shares.

(x)  Bring-Down Opinion/Negative Assurance Letters; Compliance Certificates. The Investor shall have received (a) all Bring-Down Opinion/Negative Assurance Letters from outside counsel to the Company, which the Company was obligated to instruct its outside counsel to deliver to the Investor prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase, and (b) all Compliance Certificates from the Company that the Company was obligated to deliver to the Investor prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase, in each case in accordance with Section 6.15.

Article VIII

TERMINATION

Section 8.1. Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the Closing Date, (ii) the date on which the Investor shall have purchased the Total Commitment worth of Shares pursuant to this Agreement, (iii) the date on which the Ordinary Shares shall have failed to be listed or quoted on the Trading Market or any Eligible Market, (iv) the thirtieth (30th) Trading Day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) Trading Day, (v) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, and (vi) the date on which the end of the business combination period set forth in the certificate of incorporation of Blue Ocean falls, if the consummation of the Merger has not occurred by such date.

Section 8.2. Other Termination. Subject to Section 8.3, the Company may terminate this Agreement after the Commencement Date effective upon five (5) Trading Days’ prior written notice to the Investor in accordance with Section 10.4; provided, however, that (i) the Company shall have paid the entire Commitment Fee (in cash or by the issuance of Commitment Shares, as required pursuant to this Agreement) to the Investor in accordance with this Agreement and paid all fees and amounts to the Investor’s counsel required to be paid pursuant to Section 10.1 of this Agreement prior to such termination, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon five (5) Trading Days’ prior written notice to the Company in accordance with Section 10.4, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the Initial Registration Statement and any New Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the Commission by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 10.4; (d) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues on more than two occasions or for a period that exceeds an aggregate of ninety (90) calendar days in any 365-day period, other than due to acts of the Investor; (e) trading in the Ordinary Shares on the Trading Market (or if the Ordinary Shares are then listed on an Eligible Market, trading in the Ordinary Shares on such Eligible Market) shall have been suspended and such suspension continues for a period of five (5) consecutive Trading Days; or (f) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than 24 hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 8.3. Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 8.2, written notice thereof shall forthwith be given to the other party as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 8.1 or Section 8.2, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, (ii) the covenants and agreements of the Company and the Investor contained in Section 6.6(ii) shall remain in full force and effect notwithstanding such termination until the first day of the month next following the 24-month anniversary of the Closing Date; provided that such covenants and agreements of the Company and the Investor contained in Section 6.6(ii) shall be of no further force and effect in the event that this Agreement is terminated as provided in Section 8.1 solely as a result of the Investor having purchased the Total Commitment worth of Shares pursuant to this Agreement; and, (iii) so long as the Investor owns any Shares, the covenants and agreements of the Company contained in Article VI (Additional Covenants), other than Section 6.6(ii), shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the fifth (5th) Trading Day immediately following the settlement date related to any pending VWAP Purchase that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase, and that the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase under the Transaction Documents), (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination, (iii) affect the Commitment Fee payable to the Investor (whether payable in cash or by the issuance of Commitment Shares), or any rights of the Investor thereto, it being hereby acknowledged and agreed that the entire Commitment Fee shall be fully earned by the Investor as of the date of this Agreement, regardless of whether the Commencement shall have occurred, whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement, or (iv) affect the Investor Expense Reimbursement payable or paid to the Investor, all of which Investor Expense Reimbursement shall be fully earned and non-refundable when paid on the Closing Date pursuant to Section 10.1(i), regardless of whether the Commencement shall have occurred, whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under the Transaction Documents to which it is a party.

Article IX

INDEMNIFICATION

Section 9.1. Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.1, the Company shall indemnify and hold harmless the Investor, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents to which it is a party or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement, and (y) the Company shall not be liable under subsection (b) of this Section 9.1 to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1; provided that the Investor shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Company set forth in this Section 9.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

Section 9.2. Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party will notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company will not relieve the Company from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Investor Party. In such event, the Company will pay the reasonable fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 9.1, will cooperate in all reasonable respects with the Company in the defense of any action or claim as to which indemnification is sought. The Company will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company will not, without the prior written consent of the Investor Party, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

Article X

MISCELLANEOUS

Section 10.1.  Certain Fees and Expenses; Commitment Fee; Commencement Irrevocable Transfer Agent Instructions.

(i) Certain Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay, on or prior to the Closing Date, by wire transfer of immediately available funds to an account designated by the Investor on or prior to the date of this Agreement reimbursement for the Investor’s reasonable out-of-pocket expenses (including the Investor’s legal fees and expenses), in connection with the transaction contemplated by the Transaction Documents (which includes $75,000 previously paid to the Investor as an initial deposit) (the “Investor Expense Reimbursement”). For the avoidance of doubt, the Investor Expense Reimbursement shall be non-refundable when paid on the Closing Date, regardless of whether the Commencement shall occur, any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Shares pursuant hereto.

(ii) Commitment Fee; Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall pay the Commitment Fee to the Investor in accordance with this Section 10.1(ii). On or prior to the Closing Date, the Company shall have provided written notice to the Investor that the Company has elected to pay the entire Commitment Fee to the Investor either in cash or by the issuance of the Commitment Shares to the Investor pursuant to and in accordance with this Section 10.1(ii). If the Company shall have elected on the Closing Date to pay the entire Commitment Fee to the Investor in cash, the Company shall cause the entire Commitment Fee to be paid to the Investor in cash not later than the first (1st) Trading Day immediately after the Closing Date by wire transfer of immediately available funds to an account designated by the Investor on or prior to the Closing Date. If the Company shall have elected on the Closing Date to pay the entire Commitment Fee to the Investor by the issuance of the Commitment Shares, the Company shall deliver irrevocable instructions to its transfer agent to issue and deliver to the Investor, not later than 5:30 p.m. (New York City time) on the Trading Day on which the Initial Registration Statement is initially filed by the Company with the Commission, and in no event later than 5:30 p.m. (New York City time) on the Filing Deadline for the Initial Registration Statement as set forth in the Registration Rights Agreement, one or more certificate(s) or book-entry statement(s) representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the date of issuance of such Commitment Shares). Such certificate or book-entry statement shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4. Upon issuance, the Commitment Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and, subject to the provisions of subsection (iv) of this Section 10.1, the certificate or book-entry statement representing the Commitment Shares shall bear the restrictive legend set forth below in subsection (iii) of this Section 10.1. The Commitment Shares shall constitute Registrable Securities and shall be included in the Initial Registration Statement and any post-effective amendment thereto, and the Prospectus included therein and, if necessary to register the resale thereof by the Investor under the Securities Act, in any New Registration Statement and any post-effective amendment thereto, in each case in accordance with this Agreement and the Registration Rights Agreement. For the avoidance of doubt, the entire Commitment Fee shall be fully earned by the Investor as of the date of this Agreement, regardless of whether the Commencement shall occur, or any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. If the Company shall have elected on the Closing Date to pay the entire Commitment Fee to the Investor by the issuance of the Commitment Shares (whether such payment shall have been made solely by the issuance of Commitment Shares or in combination with a payment of cash as contemplated by the definition of “Commitment Shares” in Annex I hereto), and this Agreement is terminated by either party pursuant to Section 8.2 at any time prior to the Commencement, then the entire Commitment Fee shall immediately become payable to the Investor in cash and shall be paid to the Investor by wire transfer of immediately available funds to an account designated by the Investor to the Company, not later than one (1) Trading Day after the date written notice of termination has been given by the terminating party to the other party hereto, and no termination of this Agreement pursuant to Section 8.2 shall become effective unless and until the entire Commitment Fee has been paid in cash by the Company to the Investor pursuant to and in accordance with this Section 10.1(ii), and if the Company shall have issued to the Investor any Commitment Shares prior to such termination, then, not later than one (1) Trading Day after the Investor’s receipt of the entire Commitment Fee in cash, the Investor shall return to the Company for cancellation all such Commitment Shares the Investor previously received from the Company pursuant to this Agreement.

(iii)  Legends. The certificate(s) or book-entry statement(s) representing the Commitment Shares (if any) issued prior to the Effective Date of the Initial Registration Statement, except as set forth below, shall bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of the Commitment Shares):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Notwithstanding the foregoing and for the avoidance of doubt, all Shares to be issued in respect of any VWAP Purchase Notice delivered to the Investor pursuant to this Agreement shall be issued to the Investor in accordance with Section 3.2 by crediting the Investor’s or its designees’ account at DTC as DWAC Shares, and the Company shall not take any action or give instructions to any transfer agent of the Company otherwise.

(iv)  Irrevocable Transfer Agent Instructions; Notice of Effectiveness. On the earlier of (a) the Commencement Date and (b) such time that the Investor shall request, provided all conditions of Rule 144 are met, the Company shall, no later than one (1) Trading Day following the delivery by the Investor to the Company or its transfer agent of one or more legended certificates or book-entry statements representing the Commitment Shares (if any) issued to the Investor pursuant to Section 10.1(ii) (which certificates or book-entry statements the Investor shall promptly deliver on or prior to the first to occur of the events described in clauses (a) and (b) of this sentence), cause the Company’s transfer agent to credit the Investor’s or its designated Broker-Dealer’s account at DTC as DWAC Shares such number of Ordinary Shares equal to the number of Commitment Shares issued to the Investor pursuant to Section 10.1(ii). The Company shall take all actions to carry out the intent and accomplish the purposes of the immediately preceding sentence, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to its transfer agent, and any successor transfer agent of the Company, as may be requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of the immediately preceding sentence. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company), (i) irrevocable instructions executed by the Company and acknowledged in writing by the Company’s transfer agent (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness”) relating to the Initial Registration Statement executed by the Company’s outside counsel, in each case directing the transfer agent to issue to the Investor or its designated Broker-Dealer at which the account or accounts to be credited with all of the Commitment Shares (if any) and the Shares being purchased by Investor are maintained any Registrable Securities included in the Initial Registration Statement as DWAC Shares, if and when such Registrable Securities are issued in accordance with this Agreement and the Registration Rights Agreement. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company) (i) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Company’s transfer agent and (ii) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. For the avoidance of doubt, the Commitment Shares and all Shares to be issued in respect of any VWAP Purchase Notice delivered to the Investor pursuant to this Agreement shall be issued to the Investor in accordance with Section 3.2 by crediting the Investor’s account at DTC as DWAC Shares, and the Company shall not take any action or give instructions to any transfer agent of the Company otherwise. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than those referred to in this Section 10.1(iv) will be given by the Company to its transfer agent, or any successor transfer agent of the Company, with respect to the Shares and the Commitment Shares (if any) from and after Commencement, and the Registrable Securities covered by the Initial Registration Statement or any post-effective amendment thereof, or any New Registration Statement or post-effective amendment thereof, as applicable, shall otherwise be freely transferable on the books and records of the Company and no stop transfer instructions shall be maintained against the transfer thereof. The Company agrees that if the Company fails to fully comply with the provisions of this Section 10.1(iv) within three (3) Trading Days after the date on which the Investor has provided any deliverables that the Investor may be required to provide to the Company or its transfer agent (if any), the Company shall, at the Investor’s written instruction, purchase from the Investor all Ordinary Shares purchased or acquired by the Investor pursuant to this Agreement that contain any restrictive legend or that have any stop transfer orders maintained that prohibit or impede the transfer thereof in any respect at the greater of (i) the purchase price paid by the Investor for such Ordinary Shares (as applicable) and (ii) the Closing Sale Price of the Ordinary Shares on the date of the Investor’s written instruction.

Section 10.2. Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

(iii) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

Section 10.3. Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to the subject matter hereof not expressly set forth in the Transaction Documents. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 10.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

TNL Mediagene

5F-1, No. 88 Yanchang Rd,

Xinyi District

Taipei City 110

Taiwan (R.O.C.)

Attention: Anny Yu / Chief of Staff

E-mail: anny@thenewslens.com

With a copy (which shall not constitute notice) to:

Morrison Foerster LLP

Shin-Marunouchi Building, 29th Floor

1-5-1 Marunouchi, Chiyoda-ku

Tokyo 100-6529 Japan

Telephone Number: +81 (3) 3214-6522

Email: jgillespie@mofo.com

Attention: Jesse S. Gillespie

If to the Investor:

Tumim Stone Capital LLC

2 Wooster Street, 2nd Floor

New York, NY 10013
Telephone Number: (646) 845-0040

Email: mjtarlow@3ifund.com

Attention: Maier Joshua Tarlow

With a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

Telephone Number: (212) 660-3060

Email: ddanovitch@sullivanlaw.com

Attention: David E. Danovitch, Esq.

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

Section 10.5. Waivers. No provision of this Agreement may be waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6. Amendments. No provision of this Agreement may be amended by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 10.7. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 10.8. Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices (including the Threshold Price) and number of Ordinary Shares in any Transaction Document shall, in all cases, be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 10.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 10.10. No Third Party Beneficiaries. Except as expressly provided in Article IX, this Agreement is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to any laws or rules of such state that would cause the application of the laws of any other jurisdiction.

Section 10.12. Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article VIII (Termination), Article IX (Indemnification) and this Article X (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, (ii) the covenants and agreements of the Company and the Investor contained in Section 6.6(ii) shall remain in full force and effect notwithstanding such termination until the first day of the month next following the 24-month anniversary of the Closing Date; provided that such covenants and agreements of the Company and the Investor contained in Section 6.6(ii) shall be of no further force and effect in the event that this Agreement is terminated as provided in Section 8.1 solely as a result of the Investor having purchased the Total Commitment worth of Shares pursuant to this Agreement; and, (iii) so long as the Investor owns any Shares, the covenants and agreements of the Company and the Investor contained in Article VI (Additional Covenants), other than Section 6.6(ii), shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination.

Section 10.13. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 10.14. Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby. The Company agrees and acknowledges that its failure to comply with this provision in all material respects constitutes a Material Adverse Effect for purposes of Section 7.2(xi).

Section 10.15. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.16. Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

THE COMPANY:

TNL MEDIAGENE

By:
Name:
Title:

THE INVESTOR:

TUMIM STONE CAPITAL LLC

By: 3i Management, LLC, its Manager

By:
Name:	Maier Joshua Tarlow
Title:	Manager

ANNEX I

DEFINITIONS

“3i Note” shall have the meaning assigned to such term in Section 3.1.

“Accountant” shall have the meaning assigned to such term in Section 5.6(d).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

“Allowable Grace Period” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state bankruptcy Law or any Law for the relief of debtors.

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 3.4.

“Bloomberg” means Bloomberg, L.P.

“Bring-Down Opinion/Negative Assurance Letter” shall have the meaning assigned to such term in Section 6.15.

“Broker-Dealer” shall have the meaning assigned to such term in Section 6.13.

“Charter” shall have the meaning assigned to such term in Section 5.3.

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” means the date of this Agreement.

“Closing Sale Price” means, for the Ordinary Shares as of any date, the last closing trade price for the Ordinary Shares on the Trading Market (or if the Ordinary Shares are then traded on an Eligible Market, on such Eligible Market), as reported by Bloomberg, or, if the Trading Market (or such Eligible Market, as applicable) begins to operate on an extended hours basis and does not designate the closing trade price for the Ordinary Shares, then the last trade price for the Ordinary Shares prior to 4:00 p.m., New York City time, as reported by Bloomberg, or, if the foregoing do not apply, the last trade price for the Ordinary Shares in the over-the-counter market on the electronic bulletin board for the Ordinary Shares as reported by Bloomberg, or, if no last trade price is reported for the Ordinary Shares by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

Annex I-1

“Commencement” shall have the meaning assigned to such term in Section 3.1.

“Commencement Date” shall have the meaning assigned to such term in Section 3.1.

“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 10.1(iv).

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and which hereafter shall be filed with or furnished to the Commission by the Company, including, without limitation, the Current Report, (2) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Commitment Fee” means an amount equal to $450,000, all of which shall be fully earned by the Investor as of the date of this Agreement, and (i) all of which shall become immediately due and payable by the Company to the Investor in cash not later than the first (1st) Trading Day immediately after the Closing Date, by wire transfer of immediately available funds to an account designated by the Investor prior to the first (1st) Trading Day immediately after the Closing Date, if the Company shall have provided written notice to the Investor on the Closing Date that the Company has elected to pay all of such Commitment Fee in cash, by wire transfer of immediately available funds to an account designated by the Investor prior to the first (1st) Trading Day immediately after the Closing Date, (ii) all of which shall become immediately due and payable by the Company to the Investor by the issuance of the Commitment Shares, if the Company shall have provided written notice to the Investor on the Closing Date that the Company has elected to pay all of such Commitment Fee by the issuance of the Commitment Shares, not later than 5:30 p.m. (New York City time) on the Trading Day on which the Initial Registration Statement is initially filed by the Company with the Commission, and in no event later than 5:30 p.m. (New York City time) on the Filing Deadline for the Initial Registration Statement as set forth in the Registration Rights Agreement, provided however, that if the Registration Rights Agreement is not executed by the date that is 90 calendar days from the date hereof, then all of which shall become immediately due and payable by the Company to the Investor in cash, and (iii) all of which shall become immediately due and payable by the Company to the Investor in cash if this Agreement is terminated by either party pursuant to Section 8.2 at any time prior to the Commencement (without duplication to the extent all of the Commitment Fee shall have previously been paid to the Investor in cash pursuant to this Agreement), by wire transfer of immediately available funds to an account designated by the Investor to the Company, not later than one (1) Trading Day after the date written notice of termination has been given by the terminating party to the other party hereto, and no termination of this Agreement pursuant to Section 8.2 shall become effective unless and until the entire Commitment Fee has been paid in cash by the Company to the Investor pursuant to and in accordance with this Agreement, and if the Company shall have issued to the Investor any Commitment Shares prior to such termination, then, not later than one (1) Trading Day after the Investor’s receipt of the entire Commitment Fee in cash, the Investor shall return to the Company for cancellation all such Commitment Shares the Investor previously received from the Company pursuant to this Agreement.

Annex I-2

“Commitment Shares” means such number of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares (rounded up or down to the nearest whole share) equal to the quotient obtained by dividing (i) $450,000 (representing 100% of the Commitment Fee), by (ii) the lower of (A) the Nasdaq official closing price of the Ordinary Shares on the Trading Market (as reflected on Nasdaq.com) immediately prior to the filing of the Initial Registration Statement by the Company with the Commission and (B) the average Nasdaq official closing price of the Ordinary Shares on the Trading Market (as reflected on Nasdaq.com) for the five (5) consecutive Trading Days immediately prior to the filing of the Initial Registration Statement by the Company with the Commission (subject to adjustment for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction that occurs on or after the date of this Agreement), which the Company shall cause its transfer agent to issue and deliver to the Investor not later than 5:30 p.m. (New York City time) on the Trading Day on which the Initial Registration Statement is initially filed by the Company with the Commission, and in no event later than 5:30 p.m. (New York City time) on the Filing Deadline for the Initial Registration Statement as set forth in the Registration Rights Agreement, pursuant to Section 10.1(ii) (without duplication to the extent all of the Commitment Fee shall have previously been paid to the Investor in cash pursuant to this Agreement); provided, however, that if the number of Commitment Shares as so calculated would cause the Investor’s beneficial ownership of Ordinary Shares to exceed the Beneficial Ownership Limitation, then the “Commitment Shares” shall equal that number of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares (rounded up or down to the nearest whole share) that would cause the Investor’s beneficial ownership of Ordinary Shares to approximate as closely as possible, but without exceeding, the Beneficial Ownership Limitation, and the Company shall pay to the Investor an amount in cash equal to (X) the number of Ordinary Shares that would have been issued to the Investor as Commitment Shares, but for the application of this proviso, multiplied by (Y) the lower of (1) the Nasdaq official closing price of the Ordinary Shares on the Trading Market (as reflected on Nasdaq.com) immediately prior to the filing of the Initial Registration Statement by the Company with the Commission and (2) the average Nasdaq official closing price of the Ordinary Shares on the Trading Market (as reflected on Nasdaq.com) for the five (5) consecutive Trading Days immediately prior to the filing of the Initial Registration Statement by the Company with the Commission (subject to adjustment for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction that occurs on or after the date of this Agreement), by wire transfer of immediately available funds to an account designated by the Investor, on the same Trading Day as the Company is required to issue the Commitment Shares to the Investor pursuant to this Agreement.

“Company” shall have the meaning assigned to such term in the preamble of this Agreement.

“Compliance Certificate” shall have the meaning assigned to such term in Section 7.2(ii).

Annex I-3

“Contract” or “Contracts” means any written agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Cover Price” shall have the meaning assigned to such term in Section 3.2.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other related or associated epidemics, pandemics or disease outbreaks.

“Current Report” shall have the meaning assigned to such term in Section 2.3.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall have the meaning assigned to such term in Section 9.1.

“Disclosure Schedule” shall have the meaning assigned to such term in the preamble to Article V.

“Disqualification Event” shall have the meaning assigned to such term in Section 5.45.

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 5.33.

“DWAC Shares” means Ordinary Shares issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof, and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“Effective Date” means, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any New Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any New Registration Statement (or any post-effective amendment thereto) is declared effective by the Commission.

“Effectiveness Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Eligible Market” means the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American or the NYSE Arca (or any nationally recognized successor to any of the foregoing).

“Evaluation Date” shall have the meaning assigned to such term in Section 5.6(c).

Annex I-4

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exempt Issuance”  means the issuance of (a) Ordinary Shares, options or other equity incentive awards to employees, officers, directors, consultants or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (b) (1) any Shares issued to the Investor pursuant to this Agreement, (2) any securities issued upon the exercise or exchange of or conversion of any Ordinary Shares or Ordinary Share Equivalents held by the Investor or any of its Affiliates at any time, or (3) any securities issued upon the exercise or exchange of or conversion of any Ordinary Shares Equivalents issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (3) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, or (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Filing Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding Ordinary Shares (excluding any Ordinary Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Ordinary Shares, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares.

Annex I-5

“GAAP” shall have the meaning assigned to such term in Section 5.6(b).

“GDPR” shall have the meaning assigned to such term in Section 5.40.

“Governmental Authority” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Hazardous Materials” shall have the meaning assigned to such term in Section 5.18.

“Indebtedness” means, with respect to any Person as of any time, without duplication, (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.

“Indemnifying Party” shall have the meaning assigned to such term in Section 9.2.

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 5.19.

“Investment Period” means the period commencing on the Commencement Date and expiring on the date this Agreement is subsequently terminated pursuant to Article VIII.

“Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Investor Expense Reimbursement” shall have the meaning assigned to such term in Section 10.1(i).

“Investor Party” shall have the meaning assigned to such term in Section 9.1.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 5.45.

Annex I-6

“Knowledge” means the actual knowledge of any of (i) the Company’s Chief Executive Officer, (ii) the Company’s Chief Financial Officer and (iii) the Company’s Chief Medical Officer, in each case after reasonable inquiry of all officers and employees of the Company under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Law” means any federal, state, provincial, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by a Governmental Authority having jurisdiction over a given matter.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party; provided, however, that no facts, circumstances, changes or effects exclusively and directly resulting from, relating to or arising out of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (b) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies; (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; (d) changes arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof; (e) any effect of COVID-19 or any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement; (f) any action taken by the Investor with respect to the transactions contemplated by this Agreement; and (g) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies.

Annex I-7

“Material Permits” shall have the meaning assigned to such term in Section 5.17.

“New Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 10.1(iv).

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Authority.

“Ordinary Shares” shall have the meaning assigned to such term in the recitals of this Agreement.

“Ordinary Share Equivalents” means any securities of the Company which entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“PEA Period” means the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of any post-effective amendment to the Initial Registration Statement or any New Registration Statement, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following, the Effective Date of such post-effective amendment.

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Authority.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture or Governmental Authority.

“Personal Data” shall have the meaning assigned to such term in Section 5.40.

“Policies” shall have the meaning assigned to such term in Section 5.40.

“Privacy Laws” shall have the meaning assigned to such term in Section 5.40.

“Proceeding” means any lawsuit, litigation, action, audit, investigation, examination, claim, complaint, charge, proceeding, suit, arbitration, investigation, or mediation (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Authority.

“Prospectus” shall have the meaning assigned to such term in the Registration Rights Agreement.

Annex I-8

“Prospectus Supplement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Period” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals of this Agreement.

“Representation Date” shall have the meaning assigned to such term in Section 6.15.

“Restricted Period” shall have the meaning assigned to such term in Section 6.9.

“Restricted Person” shall have the meaning assigned to such term in Section 6.9.

“Restricted Persons” shall have the meaning assigned to such term in Section 6.9.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Sarbanes-Oxley Act” shall have the meaning assigned to such term in Section 5.6(d).

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the Ordinary Shares that may be purchased by the Investor under this Agreement pursuant to one or more VWAP Purchase Notices.

“Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

Annex I-9

“Threshold Price” means $1.00, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the “Threshold Price” shall mean the lower of (i) such adjusted price and (ii) $1.00.

“Total Commitment” shall have the meaning assigned to such term in Section 2.1.

“Trading Day” shall mean a full trading day (beginning at 9:30:01 a.m., New York City time, and ending at 4:00 p.m., New York City time) on the Trading Market or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market.

“Trading Market” means The Nasdaq Stock Market LLC (or any nationally recognized successor thereto).

“Transaction Documents” means, collectively, this Agreement (as qualified by the Disclosure Schedule) and the exhibits hereto, the Registration Rights Agreement, and the exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares or Ordinary Share Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Ordinary Shares or Ordinary Share Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line of credit” (other than with the Investor) or “at the market offering” or other continuous offering or similar offering of Ordinary Shares or Ordinary Share Equivalents, whereby the Company may sell Ordinary Shares or Ordinary Share Equivalents at a future determined price.

“VWAP” means, for the Ordinary Shares as of any Trading Day, the dollar volume-weighted average price for the Ordinary Shares on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market) during the period beginning at 9:30:01 a.m., New York City time, or such other time publicly announced by the Trading Market (or by such Eligible Market, as applicable) as the official open (or commencement) of trading on the Trading Market (or on such Eligible Market, as applicable) on such Trading Day, and ending at 4:00 p.m., New York City time, or such other time publicly announced by the Trading Market (or by such Eligible Market, as applicable) as the official close of trading on the Trading Market (or on such Eligible Market, as applicable) on such Trading Day, as reported by Bloomberg through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

Annex I-10

“VWAP Purchase” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Condition Satisfaction Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:00 a.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Exercise Date for such VWAP Purchase.

“VWAP Purchase Confirmation” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Exercise Date” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the Trading Day on which the Investor timely receives, after 4:00 p.m., New York City time, but prior to 6:30 p.m., New York City time, on such Trading Day, a valid VWAP Purchase Notice for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, such number of Ordinary Shares equal to the lowest of: (i) 100% of the average daily trading volume in the Ordinary Shares on the Trading Market (or, in the event the Ordinary Shares are then listed on an Eligible Market, 100% of the average daily trading volume in the Ordinary Shares on such Eligible Market) for the five (5) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase; (ii) the product (rounded up or down to the nearest whole number) obtained by multiplying (A) the daily trading volume in the Ordinary Shares on the Trading Market (or Eligible Market, as applicable) on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (B) 0.40; and (iii) $2,000,000 (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period); provided however, that the Investor may waive this limit if Form F-3 is being used to register the Registrable Securities (as defined in the Registration Rights Agreement).

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 3.1, an irrevocable written notice timely delivered by the Company to the Investor on a VWAP Purchase Exercise Date directing the Investor to purchase a VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.1 as necessary to give effect to the VWAP Purchase Maximum Amount), at the applicable VWAP Purchase Price therefor in accordance with this Agreement.

“VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the purchase price per Share to be purchased by the Investor in such VWAP Purchase, which shall equal the product obtained by multiplying (i) the lowest daily VWAP during the applicable VWAP Purchase Valuation Period for such VWAP Purchase by (ii) 0.97 (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period); provided however, that the Investor and the Company can mutually agree to use a different price if Form F-3 is being used to register the Registrable Securities (as defined in the Registration Rights Agreement).

“VWAP Purchase Settlement Date” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice, which number of Shares shall not exceed the applicable VWAP Purchase Maximum Amount.

“VWAP Purchase Valuation Period” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the period of three Trading Days immediately following the applicable VWAP Purchase Exercise Date for such VWAP Purchase.

Annex I-11

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

[SEE ATTACHED]

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [__], 2024, is by and between Tumim Stone Capital LLC, a Delaware limited liability company (the “Investor”), and TNL Mediagene, a company incorporated under the laws of the Cayman Islands (the “Company”).

RECITALS

A. The Company and the Investor have entered into that certain Ordinary Share Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company may issue, from time to time, to the Investor up to $30,000,000 in aggregate gross purchase price of newly issued ordinary shares of the Company, par value $0.0001 per share (“Ordinary Shares”) as provided for therein.

B. Pursuant to the terms of the Purchase Agreement, the Company shall cause to be issued to the Investor the Commitment Shares (as defined in the Purchase Agreement) in accordance with the terms of the Purchase Agreement.

C. Pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, and to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

1.	Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

(b) “Allowable Grace Period” shall have the meaning assigned to such term in Section 3(p).

(c) “Blue Sky Filing” shall have the meaning assigned to such term in Section 6(a).

(d) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(e) “Claims” shall have the meaning assigned to such term in Section 6(a).

(f)   “Commission” means the U.S. Securities and Exchange Commission or any successor entity.

(g) “Company” shall have the meaning assigned to such term in the preamble of this Agreement.

(h) “Company Party” shall have the meaning assigned to such term in Section 6(b).

(i)    “Effective Date” means the date that the applicable Registration Statement has been declared effective by the Commission.

(j)    “Effectiveness Deadline” means (i) with respect to the Initial Registration Statement required to be filed to pursuant to Section 2(a), the earlier of (A) the sixtieth (60th) calendar day immediately after the date of this Agreement, if such Initial Registration Statement is subject to review by the Commission, and (B) if the Company is notified (orally or in writing) by the Commission that the Initial Registration Statement will not be reviewed by the Commission, the fifth (5th) Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement will not be reviewed by the Commission, and (ii) with respect to any New Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of (A) the sixtieth (60th) calendar day immediately after the Filing Deadline with respect to such New Registration Statement, if such New Registration Statement is subject to review by the Commission, and (B) if the Company is notified (orally or in writing) by the Commission that such New Registration Statement will not be reviewed by the Commission, the fifth (5th) Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such New Registration Statement will not be reviewed by the Commission.

(k) “Filing Deadline” means (i) with respect to the Initial Registration Statement required to be filed to pursuant to Section 2(a), the thirtieth (30th) calendar day immediately after the date of this Agreement and (ii) with respect to any New Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the thirtieth (30th) calendar day following the sale of substantially all of the Registrable Securities included in the Initial Registration Statement or the most recent prior New Registration Statement, as applicable, or such other date as permitted by the Commission.

(l)    “Indemnified Damages” shall have the meaning assigned to such term in Section 6(a).

(m)   “Initial Registration Statement” shall have the meaning assigned to such term in Section 2(a).

(n) “Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

(o) “Investor Party” and “Investor Parties” shall have the meaning assigned to such terms in Section 6(a).

(p) “Legal Counsel” shall have the meaning assigned to such term in Section 2(b).

(q) “New Registration Statement” shall have the meaning assigned to such term in Section 2(c).

(r)   “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

(s)   “Prospectus” means the prospectus in the form included in the Registration Statement at the applicable Effective Date of the Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

(t)    “Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

(u) “Purchase Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

(v) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the Commission.

(w)   “Registrable Securities” means all of (i) the Shares, (ii) the Commitment Shares, and (iii) any capital stock of the Company issued or issuable with respect to such Shares or the Commitment Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the Ordinary Shares are converted or exchanged and shares of capital stock of a successor entity into which the Ordinary Shares are converted or exchanged, in each case until such time as such securities cease to be Registrable Securities pursuant to Section 2(f).

(x) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Investor of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein.

(y) “Registration Period” shall have the meaning assigned to such term in Section 3(a).

(z) “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Investor to sell securities of the Company to the public without registration.

(aa) “Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission providing for offering securities on a delayed or continuous basis.

(bb) “Staff” shall have the meaning assigned to such term in Section 2(c).

(cc) “Violations” shall have the meaning assigned to such term in Section 6(a).

2.	Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the Commission the Initial Registration Statement on Form F-1 (or any successor form and another appropriate form) covering the resale by the Investor of the maximum number of Registrable Securities as shall be permitted to be included thereon in accordance with applicable Commission rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices) (the “Initial Registration Statement”). The Initial Registration Statement shall contain the “Selling Shareholder” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A. The Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective by the Commission as soon as reasonably practicable, but in no event later than the applicable Effectiveness Deadline.

(b) Legal Counsel. Subject to Section 5 hereof, the Investor shall have the right to select one legal counsel to review, solely on its behalf, any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Sullivan & Worcester LLP, or such other counsel as thereafter designated by the Investor. Except as provided under Section 10.1(i) of the Purchase Agreement, the Company shall have no obligation to reimburse the Investor for any and all legal fees and expenses of the Legal Counsel incurred in connection with the transactions contemplated hereby.

(c) Sufficient Number of Shares Registered. If at any time all Registrable Securities are not covered by the Initial Registration Statement filed pursuant to Section 2(a) as a result of Section 2(e) or otherwise, the Company shall use its commercially reasonable efforts to file with the Commission one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by the Initial Registration Statement, in each case, as soon as practicable (taking into account any position of the staff of the Commission (“Staff”) with respect to the date on which the Staff will permit such additional Registration Statement(s) to be filed with the Commission and the rules and regulations of the Commission) (each such additional Registration Statement, a “New Registration Statement”), but in no event later than the applicable Filing Deadline for such New Registration Statement(s). The Company shall use its commercially reasonable efforts to cause each such New Registration Statement to become effective as soon as reasonably practicable following the filing thereof with the Commission, but in no event later than the applicable Effectiveness Deadline for such New Registration Statement.

(d) No Inclusion of Other Securities. The Company shall not include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a) or Section 2(c) without notifying the Investor prior filing such Registration Statement.

(e) Offering. If the Staff or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of any Registration Statement pursuant to Section 2(a) or Section 2(c), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in such Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement (after consultation with the Investor and Legal Counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the Commission shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the Commission does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), the Company shall not request acceleration of the Effective Date of such Registration Statement and shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act, and the Effectiveness Deadline shall automatically be deemed to have elapsed with respect to such Registration Statement at such time as the Staff or the Commission has made a final and non-appealable determination that the Commission will not permit such Registration Statement to be so utilized (unless prior to such time the Company has received assurances from the Staff or the Commission that a New Registration Statement filed by the Company with the Commission promptly thereafter may be so utilized). In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more New Registration Statements with the Commission in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Investor.

(f) Any Registrable Security shall cease to be a “Registrable Security” at the earliest of the following: (i) when a Registration Statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (ii) when such Registrable Security is held by the Company or one of its Subsidiaries; and (iii) the date that is the later of (A) the first (1st) anniversary of the effective date of termination of the Purchase Agreement in accordance with Article VIII of the Purchase Agreement and (B) the first (1st) anniversary of the date of the last sale of any Registrable Securities by the Company to the Investor pursuant to the Purchase Agreement.

3.	Related Obligations.

The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, during the term of this Agreement, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the Commission the Initial Registration Statement pursuant to Section 2(a) hereof and one or more New Registration Statements pursuant to Section 2(c) hereof with respect to the Registrable Securities, but in no event later than the applicable Filing Deadline therefor, and the Company shall use its commercially reasonable efforts to cause each such Registration Statement to become effective as soon as practicable after such filing, but in no event later than the applicable Effectiveness Deadline therefor. Subject to Allowable Grace Periods, the Company shall keep each Registration Statement effective (and the Prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investor on a continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date on which the Investor shall have sold all of the Registrable Securities covered by such Registration Statement and (ii) the date of termination of the Purchase Agreement if as of such termination date the Investor holds no Registrable Securities (or, if applicable, the date on which such securities cease to be Registrable Securities after the date of termination of the Purchase Agreement) (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement (but subject to the provisions of Section 3(p) hereof), the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall submit to the Commission, as soon as reasonably practicable after the date that the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date as soon as reasonably practicable in accordance with Rule 461 under the Securities Act.

(b) Subject to Section 3(p) of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor. Without limiting the generality of the foregoing, the Company covenants and agrees that (i) at or before 8:30 a.m. (New York City time) on the second (2nd) Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto), and (ii) if the transactions contemplated by any one or more VWAP Purchases are material to the Company (individually or collectively), the material terms of which have not previously been described in the Prospectus or any Prospectus Supplement filed with the Commission under Rule 424(b) under the Securities Act (or in any periodic report, statement, schedule or other document filed by the Company with the Commission under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus), or if otherwise required under the Securities Act (or the public written interpretive guidance of the Staff of the Commission relating thereto), in each case as reasonably and mutually determined by the Company and the Investor, then, no later than 9:00 a.m., New York City time, on the first (1st) Trading Day of the VWAP Purchase Valuation Period for such VWAP Purchase, the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act with respect to such VWAP Purchase(s) requiring such filing, disclosing the total number of Shares that are to be issued and sold to the Investor pursuant to such VWAP Purchase(s), the estimated total purchase price for the Shares subject thereto, the applicable purchases price(s) for such Shares and the estimated net proceeds to be received by the Company from the sale of such Shares. To the extent not previously disclosed in the Prospectus or a Prospectus Supplement, the Company shall disclose in its reports on Form 6-K and in its Annual Reports on Form 20-F the information described in the immediately preceding sentence relating to all VWAP Purchase(s) effected and settled during the relevant fiscal quarter and shall file such reports on Form 6-K and Annual Reports on Form 20-F with the Commission within the applicable time period prescribed for such report under the Exchange Act. In the case of amendments and supplements to any Registration Statement on Form F-1 or Prospectus related thereto which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 6-K or Form 20-F or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement and Prospectus, if applicable, or shall promptly file such amendments or supplements to the Registration Statement or Prospectus with the Commission, for the purpose of including or incorporating such report into such Registration Statement and Prospectus. The Company consents to the use of the Prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as such Prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.

(c) The Company shall (A) permit Legal Counsel an opportunity to review and comment upon (i) each Registration Statement at least two (2) Business Days prior to its filing with the Commission and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 20-F, or reports on Form 6-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the Commission, and (B) shall reasonably consider any comments of the Investor and Legal Counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to Legal Counsel, without charge, (i) electronic copies of any correspondence from the Commission or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the Commission, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to Legal Counsel to the extent such document is available on EDGAR.

(d) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall promptly furnish to the Investor, without charge, (i) after the same is prepared and filed with the Commission, at least one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, all exhibits thereto, (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request from time to time) and (iii) such other documents, including, without limitation, copies of any final Prospectus and any Prospectus Supplement thereto, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to the Investor to the extent such document is available on EDGAR.

(e) The Company shall take such action as is reasonably necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and the Investor in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, subject to Section 3(p), promptly prepare a supplement or amendment to such Registration Statement and such Prospectus contained therein to correct such untrue statement or omission and deliver one (1) electronic copy of such supplement or amendment to Legal Counsel and the Investor (or such other number of copies as Legal Counsel or the Investor may reasonably request). The Company shall also promptly notify Legal Counsel and the Investor in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Investor by facsimile or e-mail on the same day of such effectiveness), and when the Company receives written notice from the Commission that a Registration Statement or any post-effective amendment will be reviewed by the Commission, (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate and (iv) of the receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related Prospectus. The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto. Nothing in this Section 3(f) shall limit any obligation of the Company under the Purchase Agreement.

(g) The Company shall (i) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time and (ii) notify Legal Counsel and the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.

(h) The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i)  Without limiting any obligation of the Company under the Purchase Agreement, the Company shall use its commercially reasonable efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on the Trading Market, (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on another Eligible Market, or (iii) if, despite the Company’s commercially reasonable efforts to satisfy the preceding clauses (i) or (ii) the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), without limiting the generality of the foregoing, to use its commercially reasonable efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority, Inc. (“FINRA”) as such with respect to such Registrable Securities. In addition, the Company shall reasonably cooperate with the Investor and any Broker-Dealer through which the Investor proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by the Investor. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

(j) The Company shall cooperate with the Investor and, to the extent applicable, facilitate the timely preparation and delivery of Registrable Securities, as DWAC Shares, to be offered pursuant to a Registration Statement and enable such DWAC Shares to be in such denominations or amounts (as the case may be) as the Investor may reasonably request from time to time and registered in such names as the Investor may request. Investor hereby agrees that it shall cooperate with the Company, its counsel and its transfer agent in connection with any issuances of DWAC Shares, and hereby represents, warrants and covenants to the Company that it will resell such DWAC Shares only pursuant to the Registration Statement in which such DWAC Shares are included, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act. At the time such DWAC Shares are offered and sold pursuant to the Registration Statement, such DWAC Shares shall be free from all restrictive legends and may be transmitted by the Company’s transfer agent to the Investor by crediting an account at DTC as directed in writing by the Investor.

(k) Upon the written request of the Investor, the Company shall as soon as reasonably practicable after receipt of notice from the Investor and subject to Section 3(p) hereof, (i) incorporate in a Prospectus Supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus Supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by the Investor.

(l) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(m) The Company shall make generally available to its security holders (which may be satisfied by making such information available on EDGAR) as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(n) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(o) Within one (1) Business Day after each Registration Statement which covers Registrable Securities is declared effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the Commission in the form reasonably satisfactory to the Investor.

(p) Notwithstanding anything to the contrary contained herein (but subject to the last sentence of this Section 3(p)), at any time after the Effective Date of a particular Registration Statement, the Company may, upon written notice to Investor, suspend Investor’s use of any prospectus that is a part of any Registration Statement (in which event the Investor shall discontinue sales of the Registrable Securities pursuant to such Registration Statement contemplated by this Agreement, but shall settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Company determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause any Registration Statement (or such filings) to be used by Investor or to promptly amend or supplement any Registration Statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company (each, a “Suspension Event”); provided, however, that in no event shall the Investor be suspended from selling Registrable Securities pursuant to any Registration Statement on more than two occasions or for a period that exceeds an aggregate of ninety (90) calendar days in any 365-day period without the Investors’ written consent. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one (1) Business Day of such disclosure or termination, to the Investor and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement (including as set forth in the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable) (each period between the Company providing notice of a Suspension Event to the Investor pursuant to the preceding sentence and the Company providing notice under this sentence, an “Allowable Grace Period”). Notwithstanding anything to the contrary contained in this Section 3(p), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which (i) the Company has made a sale to Investor and (ii) the Investor has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the particular Registration Statement to the extent applicable, in each case prior to the Investor’s receipt of the notice of a Suspension Event and for which the Investor has not yet settled.

4.	Obligations of the Investor.

(a) At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify the Investor in writing of the information that the Company requires from the Investor with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

(c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of 3(f), the Investor shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(p) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

(d) The Investor covenants and agrees that it shall comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

5.	Expenses of Registration.

All reasonable expenses of the Company, other than sales or brokerage commissions and fees and disbursements of counsel for, and other expenses of, the Investor, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.	Indemnification.

(a) In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each of its directors, officers, stockholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, stockholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party” and collectively, the “Investor Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Investor Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or in any Prospectus Supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(e), the Company shall reimburse the Investor Parties, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Investor Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Party for such Investor Party expressly for use in connection with the preparation of such Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit B attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); (ii) shall not be available to the Investor to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the Prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected Prospectus, if such Prospectus (as amended or supplemented) or corrected Prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected Prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(b) In connection with any Registration Statement in which the Investor is participating, the Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a “Company Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Investor furnished to the Company by the Investor expressly for use in connection with such Registration Statement, the Prospectus included therein or any Prospectus Supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit B attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); and, subject to Section 6(e) and the below provisos in this Section 6(b), the Investor shall reimburse a Company Party any legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld or delayed; and provided, further that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement, Prospectus or Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(c) Promptly after receipt by an Investor Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Investor Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Party or the Company Party (as the case may be); provided, however, an Investor Party or Company Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Investor Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Investor Party or Company Party (as the case may be) and the indemnifying party, and such Investor Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Party or such Company Party and the indemnifying party (in which case, if such Investor Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Investor Parties or Company Parties (as the case may be). The Company Party or Investor Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Investor Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Investor Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Investor Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Investor Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Investor Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Investor Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that the Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8.	Reports Under the Exchange Act.

With a view to making available to the Investor the benefits of Rule 144, the Company agrees to:

(a) use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(b) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

(d) take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

9.	Assignment of Registration Rights.

Neither the Company nor the Investor shall assign this Agreement or any of their respective rights or obligations hereunder; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment.

10.	Amendment or Waiver.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.	Miscellaneous.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 10.4 of the Purchase Agreement.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any law or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) The Transaction Documents set forth the entire agreement and understanding of the parties solely with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever (i) the conditions precedent to a VWAP Purchase contained in Article VII of the Purchase Agreement or (ii) any of the Company’s obligations under the Purchase Agreement.

(f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective successors and the Persons referred to in Sections 6 and 7 hereof.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(h) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

[Signature Pages Follow]

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

THE COMPANY:

TNL MEDIAGENE

By:
	Name:	Tzu-Wei Chung
	Title:	Director and Chief Executive Officer

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

THE INVESTOR:

TUMIM STONE CAPITAL LLC

By:	3i Management, LLC, its Manager

By:
Name:
Title:

EXHIBIT A

SELLING SHAREHOLDER

This prospectus relates to the offer and sale by Tumim Stone Capital of up to [●] of our ordinary shares that have been and may be issued by us to Tumim Stone Capital under the Purchase Agreement. For additional information regarding our ordinary shares included in this prospectus, see the section titled “Tumim Stone Capital Committed Equity Financing” above. We are registering our ordinary shares included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with Tumim Stone Capital on October [●], 2024 in order to permit the selling shareholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth elsewhere in this prospectus, Tumim Stone Capital has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling shareholder” means Tumim Stone Capital LLC.

The table below presents information regarding the selling shareholder and our ordinary shares that may be resold by the selling shareholder from time to time under this prospectus. This table is prepared based on information supplied to us by the selling shareholder, and reflects holdings as of [●], 2024. The number of shares in the column “Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of our ordinary shares being offered for resale by the selling shareholder under this prospectus. The selling shareholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the selling shareholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the selling shareholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our ordinary shares being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes our ordinary shares with respect to which the selling shareholder has sole or shared voting and investment power. The percentage of our ordinary shares beneficially owned by the selling shareholder prior to the offering shown in the table below is based on an aggregate of [●] our ordinary shares outstanding on [●], 2024. Because the purchase price to be paid by the selling shareholder for our ordinary shares, if any, that we may elect to sell to the selling shareholder in one or more VWAP Purchases from time to time under the Purchase Agreement will be determined at the end of the applicable VWAP Purchase Valuation Period therefor, the actual number of our ordinary shares that we may sell to the selling shareholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the selling shareholder of all of our ordinary shares being offered for resale pursuant to this prospectus.

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to Offering				Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus		Number of Ordinary Shares Beneficially Owned After Offering(3)
	Number(1)		Percent(2)				Number	Percent
Tumim Stone Capital LLC(4)	[●	]	[●	]	[●	]	0	--

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Tumim Stone Capital may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Tumim Stone Capital’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, VWAP Purchases of our ordinary shares under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any our ordinary shares to Tumim Stone Capital to the extent such shares, when aggregated with all other our ordinary shares then beneficially owned by Tumim Stone Capital, would cause Tumim Stone Capital’s beneficial ownership of our ordinary shares to exceed the 4.99% Beneficial Ownership Limitation. The Beneficial Ownership Limitation may not be amended or waived under the Purchase Agreement.

(2)	Applicable percentage ownership is based on [●] our ordinary shares outstanding as of [●], 2024.

(3)	Assumes the sale of all our ordinary shares being offered for resale pursuant to this prospectus.

(4)	The business address of Tumim Stone Capital LLC is 2 Wooster Street, 2nd Floor, New York, NY 10013. Tumim Stone Capital LLC’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, which is the sole member of Tumim Stone Capital LLC, and has sole voting control and investment discretion over securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP. 3i Management, LLC is also the manager of Tumim Stone Capital LLC. We have been advised that none of Mr. Tarlow, 3i Management, LLC, 3i, LP or Tumim Stone Capital LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP.

PLAN OF DISTRIBUTION

Our ordinary shares offered by this prospectus are being offered by the selling shareholder, Tumim Stone Capital LLC. The shares may be sold or distributed from time to time by the selling shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the ordinary shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our ordinary shares;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Tumim Stone Capital is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Tumim Stone Capital has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our ordinary shares that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Tumim Stone Capital has informed us that each such broker-dealer will receive commissions from Tumim Stone Capital that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our ordinary shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling shareholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our ordinary shares sold by the selling shareholder may be less than or in excess of customary commissions. Neither we nor the selling shareholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our ordinary shares sold by the selling shareholder.

We know of no existing arrangements between the selling shareholder or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our ordinary shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling shareholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling shareholder, any compensation paid by the selling shareholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our ordinary shares covered by this prospectus by the selling shareholder. As consideration for its irrevocable commitment to purchase our ordinary shares under the Purchase Agreement, we have issued to Tumim Stone Capital [●] Ordinary Shares as Commitment Shares. We also have agreed to reimburse Tumim Stone Capital for the fees and disbursements of its counsel, payable upon execution of the Purchase Agreement, in an amount not to exceed $[●].

We also have agreed to indemnify Tumim Stone Capital and certain other persons against certain liabilities in connection with the offering of our ordinary shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Tumim Stone Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Tumim Stone Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

[We have entered into a Private Placement Agreement (“Placement Agreement”) with [●] (the “Placement Agent”), a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), pursuant to which the Placement Agent agreed to act as the placement agent in connection with the transactions contemplated by the Purchase Agreement. Pursuant to such Placement Agreement, we have agreed to pay the Placement Agent a cash fee of $[●]. Such fee is subjected to the rules of FINRA and FINRA’s determination not to raise any objection with respect to the fairness or reasonableness of the terms of compensation to be received by Pickwick. We have also agreed to provide indemnification and contribution to the Placement Agent with respect to its engagement by the Company pursuant to the Placement Agreement.]

We estimate that the total expenses for the offering will be approximately $[●].

Tumim Stone Capital has represented to us that at no time prior to the date of the Purchase Agreement has Tumim Stone Capital or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our ordinary shares or any hedging transaction, which establishes a net short position with respect to our ordinary shares. Tumim Stone Capital has agreed that during the term of the Purchase Agreement, neither Tumim Stone Capital, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling shareholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all our ordinary shares offered by this prospectus have been sold by the selling shareholder.

Our ordinary shares are currently listed on the Nasdaq Capital Market under the symbol “TNMG”.

EXHIBIT B

The business address of Tumim Stone Capital LLC is 2 Wooster Street, 2nd Floor, New York, NY 10013. Tumim Stone Capital LLC’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, which is the sole member of Tumim Stone Capital LLC, and has sole voting control and investment discretion over securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP. 3i Management, LLC is also the manager of Tumim Stone Capital LLC. None of Mr. Tarlow, 3i Management, LLC, 3i, LP or Tumim Stone Capital LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP.

EXHIBIT B

CLOSING CERTIFICATE

[●], 202[●]

The undersigned, the [Director and Chief Executive Officer] of TNL Mediagene, a company incorporated under the laws of the Cayman Islands (the “Company”), delivers this certificate in connection with the Ordinary Share Purchase Agreement, dated as of November [●], 2024 (the “Agreement”), by and between the Company and Tumim Stone Capital LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. Attached hereto as Exhibit A is a true, complete and correct copy of the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, as filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”). The Certificate of Incorporation of the Company has not been further amended or restated, and no document with respect to any amendment to the Certificate of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since the date shown on the face of the state certification relating to the Company’s Certificate of Incorporation, which are in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

2. The Board of Directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on November [●], 2024.

3. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed the Transaction Documents to which the Company is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

Name:	Tzu-Wei Chung
Title:	Director and Chief Executive Officer

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EXHIBIT C

COMPLIANCE CERTIFICATE

The undersigned, the [Director and Chief Executive Officer] of TNL Mediagene, a company incorporated under the laws of the Cayman Islands (the “Company”), delivers this certificate in connection with the Ordinary Share Purchase Agreement, dated as of November [●], 2024 (the “Agreement”), by and between the Company and Tumim Stone Capital LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that, to the best of his knowledge after reasonable investigation, on behalf of the Company (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. The undersigned is the duly appointed [Director and Chief Executive Officer] of the Company.

2. Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article V of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

3. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company [at or prior to Commencement][on or prior to the date hereof].

4. The Shares issuable in respect of each VWAP Purchase Notice effected pursuant to the Agreement shall be delivered to the Investor electronically as DWAC Shares, and shall be freely tradable and transferable and without restriction on resale and without any stop transfer instructions maintained against such Shares.

5. As of [the Commencement Date][the date hereof], the Company does not possess any material non-public information.

6. As of [the Commencement Date][the date hereof], the Company has reserved out of its authorized and unissued Ordinary Shares, [6,000,000] Ordinary Shares solely for the purpose of issuing Shares pursuant to VWAP Purchases effected under the Agreement.

7. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act has been issued and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the Knowledge of the Company, threatened by the Commission.

C-1

The undersigned has executed this Certificate this [●] day of [●], 202[●].

By:
Name:	Tzu-Wei Chung
Title:	Director and Chief Executive Officer

C-2

DISCLOSURE SCHEDULE
RELATING TO THE Ordinary Share
PURCHASE AGREEMENT, DATED AS OF NOVEMBER 25, 2024
BETWEEN TNL MEDIAGENE AND TUMIM STONE Capital LLC

[TO BE FURNISHED SEPARATELY]